Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

We consent

to the incorporation by reference in the Registration Statement

(No. 333-208188, 333-159513, 333-115713,

033-54158)
on Form S-8 of our report dated June 18, 2020,

which appears in this annual report on Form 11

-K of the Quaker Chemical
Corporation Retirement Savings Plan for the year

ended December 31, 2019.

/s/ Baker Tilly Virchow

Krause, LLP
Philadelphia, Pennsylvania
June 18, 2020